1994 STOCK PURCHASE PLAN FOR NON-EMPLOYEE DIRECTORS
ARTICLE I - PURPOSE OF PLAN AND CERTAIN DEFINED TERMS
            1.1 PURPOSE OF PLAN. AmVestors Financial Corporation (the "Company") has adopted the 1994 Stock Purchase Plan for Non-Employee Directors (the "Plan") to provide Non-Employee Directors with an increased equity interest in the Company in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the stockholders of the Company.
            1.2 CERTAIN DEFINED TERMS. Whenever used in this Plan, the following defined terms shall have the meanings set forth below.
                     (a) "Election" means an election to purchase Stock under the Plan on a Purchase Date in lieu of receiving
Fees.
                     (b)    "Election Date" means July 20th and January 20th.
                     (c) "Fair Market Value" means, when used with respect to a share of Stock, the average of the high and low prices at which the Stock was sold on the relevant date, or if there were no trades on such date, then the last day traded immediately prior to the relevant date, as reported on the National Association of Securities Dealers Automated Quotations ("NASDAQ") National Market System. If the Stock is not reported on the NASDAQ National Market System, Fair Market Value shall mean the average of the highest and lowest quoted selling prices for the Stock on the relevant date, or, if there were no trades on such date, then the last day traded immediately prior to the relevant date, as reported in the New York Stock Exchange - Composite Transactions by the Wall Street Journal, or, if the Stock is not listed on the New York Stock Exchange, as reported on such other principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "1934 Act") on which the Stock is listed.
                     (d) "Fees" means annual and per meeting attendance fees received for service on the Board of Directors and Committees of the Board of Directors.
                     (e) "Non-Employee Director" means a member of the Board of Directors of the Company who is not an
employee of the Company or any of its affiliates or subsidiaries.
                     (f) "Participant" means any Non-Employee Director who has made an Election.
                     (g) "Purchase Date" means the last business day in the month of July or the month of January, immediately following the
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expiration of a period of six months beginning on the date of a
Participant's Election.
                     (f) "Stock" means the Company's Common Stock, no par value per share.
ARTICLE II - ELIGIBILITY AND PARTICIPATION
            Only Non-Employee Directors shall be eligible to participate in the Plan, and participation in the Plan is subject to irrevocable Elections as set forth hereinafter.
ARTICLE III - TERMS AND CONDITIONS
            3.1 ELECTIONS. Commencing on the effective date of the Plan, on or before each Election Date, each Participant may provide the Company with an Election covering all or any portion of his or her Fees earned during the period commencing on the last business day of the month of the applicable Election Date and ending on the applicable Purchase Date. Participants shall submit Elections to the Company in writing. Each Election shall set forth the portion of the Fees that is to be covered by the Election (the "Purchase Amount"). Elections shall be irrevocable as of the applicable Election Date. The Company shall withhold the Purchase Amount from Fees earned by such Participant during the period commencing on the last business day of the month of the applicable Election Date and ending on the applicable Purchase Date. No interest shall be paid on amounts withheld from a Participant's Fees pending the purchase of Stock on a Purchase Date.
            3.2 PURCHASES OF STOCK. The Purchase Amount shall automatically be used to purchase Stock from the Company on the applicable Purchase Date. The number of shares of Stock to be purchased pursuant to an Election shall be determined by dividing the Purchase Amount by the Fair Market Value of a share of Stock on the Purchase Date. The price per share shall be the Fair Market Value on the Purchase Date and shall be payable to the Company solely from the Purchase Amount. Notwithstanding the foregoing, only whole numbers of shares of Stock may be purchased under the Plan. To the extent the Purchase Amount is not used toward the purchase of Stock on any Purchase Date, that portion of the Purchase Amount will be returned to the Participant.
ARTICLE IV - DELIVERY OF STOCK CERTIFICATES
            The Company shall issue and deliver a certificate representing shares of Stock purchased under the Plan to the Participant as soon as practicable following the Purchase Date. The Company may legend the certificates
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delivered in accordance herewith to give appropriate notice of any restrictions on the shares of Stock represented by such certificates, including, without limitation, restrictions under Federal or state securities laws.
ARTICLE V - SHARES AVAILABLE UNDER PLAN
            The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed one hundred thousand (100,000) shares, unless such number of shares is adjusted as provided in Article VIII of this Plan.
ARTICLE VI - TERMINATION OF DIRECTOR STATUS
            If a Participant ceases to be a director of the Company for any reason following the delivery of an Election to the Company but prior to the next Purchase Date, then the Election shall cease to be effective and any amounts withheld from such Participant's Fees pursuant to the Election shall be paid to such Participant in cash as soon as practicable.
ARTICLE VII - RIGHTS AS A STOCKHOLDER
            A Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock until the shares are purchased under the Plan.
ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION
            In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the maximum number of shares of Stock that may be purchased under the Plan shall be proportionately adjusted to account for the change. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified herein.
ARTICLE IX - TERMINATION AND AMENDMENT OF PLAN
            The Board of Directors of the Company may at any time terminate, suspend or amend this Plan; PROVIDED that no such amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the 1934 Act (including any successor to such Rule) shall become effective unless such amendment shall be approved by the stockholders of the Company.
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ARTICLE X - GOVERNMENT REGULATIONS
            10.1 LIMITATION ON OBLIGATIONS TO ISSUE STOCK. The obligations of the Company under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.
            10.2 CERTAIN NECESSARY OR APPROPRIATE CHANGES. Except as otherwise provided in Article IX of this Plan, the Board of Directors of the Company may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.
ARTICLE XI - MISCELLANEOUS
            11.1 UNFUNDED PLAN. The Plan shall be unfunded with respect to the Company's obligations hereunder, and a
Participant's rights to receive any payment hereunder shall be not greater than the rights of an unsecured general creditor of the Company.
            11.2 NON-TRANSFERABILITY; ENCUMBRANCES. A Participant may not make any transfer (including, but not limited to, assignment, pledge or hypothecation) of his or her rights under the Plan. An Election and the purchase of Stock under this Plan may only be made by a Participant during such Participant's tenure as a Non-Employee Director. Any attempt to assign, transfer or hypothecate any right under the Plan shall be void and of no force and effect whatsoever.
            11.3 APPLICABLE LAW. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Kansas, without regard to the choice of laws provisions thereof.
            11.4 HEADINGS. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.
            11.5 SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action hereunder by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.
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            11.6   NOTICES.  All notices or other communications given
pursuant to this Plan shall be in writing and shall be sufficiently given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Company or to the Company at its principal office.
ARTICLE XII - EFFECTIVE DATE OF PLAN
            This Plan shall become effective on the date on which it was adopted by the Board of Directors of the Company (February 24, 1994); PROVIDED
 that it is approved by the affirmative vote of the holders of a majority of the votes of the holders of the Stock present, or represented, and entitled to vote, at a meeting of the stockholders of the Corporation duly held in accordance with the laws of the State of Kansas on or before February 1, 1995.